UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K/A
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934
May 31, 2017
 Date of Report (date of earliest event reported)
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OpGen, Inc.
(Exact name of Registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-37367 (Commission File Number)	06-1614015 (I.R.S. Employer Identification Number)

708 Quince Orchard Road, Suite 205
Gaithersburg, MD 20878
(Address of principal executive offices)
(240) 813-1260
(Registrant's telephone number, including area code)
Not Applicable
 (Former name or former address, if changed since last report)
_________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Explanatory Note to Form 8-K/A No. 2
On June 6, 2017, OpGen, Inc. (the “Company”) filed a Current Report on Form 8-K to disclose that it had entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with jVen Capital, LLC, a Delaware limited liability company (“jVen Capital”), under which jVen Capital agreed to lend bridge financing in an aggregate principal amount of up to $1,500,000 (the “Bridge Financing”) to the Company in the form of three $500,000 secured convertible promissory notes (each, a “Bridge Financing Note” and collectively, the “Bridge Financing Notes”). Subsequently, the terms of the Bridge Financing Notes, the common stock warrants to be issued in connection with the Bridge Financing, and a related amendment and restatement of an existing secured promissory note issued to Merck Global Health Innovation Fund, LLC, a Delaware limited liability company (“MGHIF”), all to be issued in connection with the Note Purchase Agreement were revised to incorporate certain clauses to comply with applicable NASDAQ requirements.  A Current Report on Form 8-K/A was filed to disclose such revisions on June 28, 2017.
On July 10, 2017, the Company and jVen Capital entered into an Amended & Restated Note Purchase Agreement (as amended and restated, the “A&R Note Purchase Agreement”) to (a) remove the ability for any repayment of any Bridge Financing Note through the issuance of securities issued by the Company in a “qualified financing” (as defined below) and (b) to increase the number of warrants to be issued to jVen Capital as consideration for issuance of each Bridge Financing Note.  The purpose of this amended Current Report on Form 8-K No. 2 is to provide updated disclosure regarding the Bridge Financing transactions.
Item 1.01 Entry into a Material Definitive Agreement.
The disclosure set forth below in Item 3.02 of this amended Current Report on Form 8-K relating to the amended Bridge Financing Notes, A&R MGHIF Note and Warrants is hereby incorporated into this item by reference.
jVen Capital is an affiliate of Evan Jones, the Company’s Chairman of the Board of Directors and Chief Executive Officer.  The changes to the Bridge Financing Notes and Warrants were approved by the independent members of the Company’s Board of Directors.  In addition, David Rubin, Ph.D., a member of the Board of Directors of the Company and affiliated with MGHIF disclosed his affiliation with MGHIF to the independent members of the Board of Directors and recused himself from approval of the A&R MGHIF Note.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The descriptions of the Bridge Financing Notes and the A&R MGHIF Note in Section 3.02 of this amended Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 3.02 Unregistered Sales of Equity Securities.
Note Purchase Agreement
On May 31, 2017, the Company entered into a Note Purchase Agreement with jVen Capital, under which jVen Capital agreed to lend Bridge Financing in an aggregate principal amount of up to $1,500,000 to the Company in the form of three $500,000 secured convertible promissory notes. The interest rate on each Bridge Financing Note is ten percent (10%) per annum and the maturity date is September 30, 2017, subject to acceleration or extension.  If, prior to September 30, 2017, the Company closes a “qualified financing” (defined as an offering of debt or equity securities with net proceeds to the Company of $5 million or more), the maturity date of each outstanding Bridge Financing Note will be accelerated to the date that is five business days after the closing of the qualified financing.  If a qualified financing has not occurred by September 30, 2017, but the Company is then actively pursuing a qualified financing, the maturity date of the outstanding Bridge Financing Notes may be extended by jVen Capital to not later than December 31, 2017.

Pursuant to the terms of the Note Purchase Agreement and the underlying Bridge Financing Notes, if a qualified financing occurs, the Company had the option to repay one $500,000 Bridge Financing Note, plus accrued and unpaid interest, by issuing to jVen Capital securities sold in the qualified financing at a discount of 10% of the offering price in the qualified financing. Further, jVen Capital could have elected to tender the principal and accrued interest of any remaining outstanding Bridge Financing Notes to the Company to be repaid through the issuance of securities sold in the qualified financing at a discount of 10% of the offering price in the qualified financing.
Pursuant to the A&R Note Purchase Agreement, the ability to repay any of the Bridge Financing Notes through the issuance of securities offered in a qualified financing was removed.  Therefore, if a qualified financing occurs prior to September 30, 2017, the maturity date of any outstanding Bridge Financing Notes shall be accelerated to five business days after the closing of the qualified financing, and the Company expects to use proceed from such qualified financing to pay the principal and accrued interest due on such outstanding Bridge Financing Notes.
If the Bridge Financing Notes are outstanding and an event of default occurs (if the Company does not pay any outstanding Bridge Financing Notes when due, fails to pay any other outstanding indebtedness on a timely basis, seeks to liquidate the Company or enters into a bankruptcy proceeding), the then-outstanding Bridge Financing Notes would become immediately due and payable.  At the time of an event of default, jVen Capital has the right to convert the Bridge Financing Notes to non-voting Series B Convertible Preferred Stock (the “Series B Preferred”) at a ratio of one share of Series B Preferred per $1.00 of principal and accrued interest, which Series B Preferred would be convertible into ten (10) shares of voting common stock. Upon the occurrence of an event of default, if the outstanding Bridge Financing Notes are not converted by jVen Capital, and jVen Capital continues as a secured creditor of the Company, the Bridge Financing Notes acquire a two times liquidation preference for unpaid principal and interest.
As a condition to the issuance of Bridge Financing Notes, MGHIF was required to extend the maturity date of the July 2015 $1,000,000 secured promissory note (the “MGHIF Note”) by one year to July 14, 2018.  As consideration for the agreement to extend the maturity date of the MGHIF Note, the Company issued an amended and restated secured promissory note to MGHIF (the “A&R MGHIF Note”) that (1) increased the interest rate to ten percent (10%) per annum and (2) provided for the issuance of common stock warrants, as described below.
Warrants
Pursuant to the A&R Note Purchase Agreement and the underlying transactions, the Company will issue warrants to purchase shares of its common stock (the “Warrants”) to jVen Capital in an amount equal to twenty percent (20%) of the principal of each issued Bridge Financing Note (the “jVen Warrants”), and to MGHIF in an amount equal to twenty percent (20%) of the outstanding principal and accrued interest of the A&R MGHIF Note on the date of issuance, in private placement transactions.  The Warrants each have a five year term from issuance, are first exercisable on the date that is six months after the date of issuance and have an exercise price equal to 110% of the closing price of the Company’s common stock on the date of issuance.  If warrants are issued in a qualified financing that have terms, in the holder’s discretion, that are more beneficial to the holder than the terms of the Warrants, then, other than the exercise price and the number of shares, the Warrants will be amended to reflect terms equivalent to any warrants issued in a qualified financing.

Blocker Provisions
The Bridge Financing Notes, the jVen Warrants and the Series B Preferred Stock each includes a blocker provision that prevents the issuance of securities as repayment of the Bridge Financing Notes through the issuance of securities, the exercise of the jVen Warrants and/or the conversion of the Series B Preferred to common stock, if such repayment, exercise or conversion, when aggregated with the other issuances contemplated under the Note Purchase Agreement, would violate NASDAQ Listing Rule 5635, unless stockholder approval is first obtained by the Company.
The foregoing description of the A&R Note Purchase Agreement, form of Bridge Financing Notes issued to jVen Capital, the form of Warrants, the A&R MGHIF Note and the form of Certificate of Designation of the Series B Preferred are only a summary and are qualified in their entirety by reference to the complete text of each such Bridge Financing transaction document, which are filed as exhibits to this Current Report Form 8-K/A or incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are filed herewith or incorporated herein by reference:
Exhibit	Description
3.1	Form of Certificate of Designation of the Series B Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K/A filed on June 28, 2017)
4.1	Form of Warrant to Purchase Common Stock
10.1	Amended & Restated Note Purchase Agreement, dated as of July 10, 2017, between the Registrant and jVen Capital, LLC.
10.2	Form of Secured Convertible Promissory Note #1 to be issued by OpGen, Inc. to jVen Capital, LLC under the Note Purchase Agreement
10.3	Form of Secured Convertible Promissory Note #2 and #3 to be issued by OpGen, Inc. to jVen Capital, LLC under the Note Purchase Agreement
10.4	Note Purchase Agreement, dated as of May 31, 2016, between OpGen, Inc. and jVen Capital, LLC (incorporated by reference to Exhibit 10.21 of Form S-1, File No. 333-218392, filed June 1, 2017)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
OpGen, Inc.

Date: July 10, 2017	By:	/s/ Timothy C. Dec
Timothy C. Dec Chief Financial Officer